Exhibit 10

PROVIDENCE RESOURCES, INC.

700 Lavaca Street, Suite 1400

Austin, Texas 78701

December 12, 2013

TO:

Paltar Petroleum Limited

1555 Blake Street   Suite 1002

Denver, Co.  80202

Attention:

Mr. Marc Bruner

Dear Sirs:

RE:      Paltar Petroleum Limited Northern Territory Exploration Permits & Application

This letter sets out the agreement  (“Agreement”) reached  among Providence Resources,  Inc. as purchaser

(“the  Purchaser”),  and  Paltar  Petroleum  Limited  (the  "Vendor")  regarding  the  transfer  and  sale  by  the

Vendor  of  Vendor’s  50%  interest  in  the  petroleum  exploration  permit  and  application  assets  listed  on

Schedule  A  hereto  (the  “Assets”)  to  the  Purchaser  upon  the  terms  and  conditions  set  forth  herein.   Marc

Bruner  (“Bruner”),  as  an  indirect  major  shareholder  and  CEO  of  the  Vendor,  and  CR  Innovations  AG

(“CR Innovations”), as the lender under the proposed Bridge Loans, each agree to the terms hereof.

Acquisition

1.

The  Vendor  (or  at  Vendor’s  option,  a  subsidiary of  the  Vendor)  hereby agrees  to  sell,  assign  and transfer  to  the  Purchaser  (or,  at  Purchaser’s  option,  a  subsidiary  of  the  Purchaser)  the  Assets  on the terms and subject to the conditions set out in this Agreement (the  “Sale”),  free and  clear of all liabilities,  although  subject  to  the  terms  of  all  existing  agreements  with  Northern  Land  Council

and   with   Sweetpea   Petroleum   Pty   Limited.   The   Vendor   has   not   operated   the   Assets   nor

meaningfully  explored  or  developed  same.   The  Assets  produce  no  revenues.  The  Assets  consist

primarily   of   two   oil   and   gas   exploration   government   issued   permits   (“Permits”)   and   one

application for a Permit (“Applications”) on property in northern Australia.

Consideration

2.

In  consideration  for  the  sale  and  transfer  of  the  Assets  to  the  Purchaser,  the  Purchaser  agrees  to arrange  the  Bridge  Loans  and  issue  to  the  Vendor  shares  of  the  Purchaser’s  common  stock  equal to  50%  of  the  issued  and  outstanding  capital  stock  of  the  Purchaser  at  Closing  (the  “Providence

Resources  Shares”)  on  a  fully  diluted  basis,  after  giving  effect  to  all  debt-for-equity  conversions necessary  to  reduce  the  Purchaser’s  long  term  debt  to  zero  and  its  short  term  debt  to  less  than

US$60,000.   The  Vendor  acknowledges  that  the  Providence  Resources  Shares  will  be  restricted as  to  sale  by  US  securities  laws  and  rules  and  will  carry  a  restrictive  legend  indicating  such restrictions,  and  in  addition,  the  Vendor  has  agreed  to  a  lockup  of  the  Providence  Resources

Shares such that none may be sold for 3 years after closing, except as may be otherwise permitted by the unanimous  resolution of the board of the Purchaser. Any shares that  may be  transferred by the Vendor by way of dividend or otherwise to a party where Marc Bruner is the beneficial owner will  be  locked  up  for  an  additional  2  years  (a  total  of  five  years).  The  Vendor  will  become  an

“affiliate”  of  the  Purchaser  and  as  such,  will  be  required  to  file  insider  reports  and  otherwise comply with SEC affiliate rules.

Loan Facilities

3.

CR  Innovations  AG  will  loan  the  following  amounts  to  Vendor  on  or  before  the  dates  indicated

below  (collectively,  the  “Bridge  Loans”),  with  all  such  amounts  used  by Vendor  to  pay amounts now  due  Northern  Land  Council,  quarterly  interest  coming  due  on  convertible  notes  previously issued  by  Vendor,  and  invoices  of  Vendor’s  third  party  creditors,  all  as  shown  in  Schedule  B  to this Agreement:

Loan Date

Principal Amount

Name

Execution of this letter

AUS$330,000

Bridge Loan 1

December 31, 2013

AUS$200,000

Bridge Loan 2

March 31, 2014

AUS$200,000

Bridge Loan 3

In  the  event  the  Sale  closes,  (i)  Bridge  Loan  1  will  be  repaid  by  the  Purchaser  on  November  30,

2014 with interest  at 12% per annum calculated monthly from the  date of advance and (ii) Bridge

Loans  2  and  3  will  be  replaced  by  a  single  convertible  note  issued  by  the  Purchaser  to  CR

Innovations  AG  (due  three  years  after  the  closing  date  of  the  Sale  [the  “Closing  Date”]  and convertible  at  the  option  of  CR  Innovations  into  shares  of  the  Purchaser’s  common  stock  at

US$.02  per  share),  with  all  interest  from  the  date  of  advances  to  the  Closing  Date  added  to  the principal of the convertible note (the “Convertible Note”).

In  the  event  that  the  Sale  does  not  close,  the  Vendor  will  repay  the  Bridge  Loans  on  December

31,  2014  with  interest  at  12%  per  annum  calculated  monthly  from  the  date  of  advance.  If  the

Bridge   Loans   are  not  repaid   by  Vendor  on  December  31,   2014,  CR   Innovations  AG   may

immediately realize on the security granted.

4.

The  Bridge  Loans  (and  the  Convertible  Note)  will  be  secured  by  a  single  limited  guarantee  and pledge  of  10,000,000  common  shares  of  the  Vendor  owned  by  Wotan  Group  Limited  and  a  lien against  Vendor’s  interest  in  the  Permits,  second  in  priority  only  to  the  cross-charge  of  Sweetpea

Petroleum  Pty  Limited  under  its  Joint  Venture  and  Operating  Agreement  with  Vendor  (the

“Lien”).   When  the  Lien  against  Vendor’s  interest  in  the  Permits  in  favor  of  CR  Innovations  AG is  granted  and  perfected,  the  Wotan  Group  Limited  pledge  of  10,000,000  common  shares  of

Vendor  will  be  released  by  CR  Innovations  and,  if  Purchaser  raises  US$1,000,000  from  sales  of its  securities  subsequent  to  the  Closing  Date  and  by  December  1,  2014,  the  Lien  against  the

Vendor’s  interest  in  the  Permits  will  be  released  by  CR  Innovations.  In  the  event  that  Purchaser fails  to  raise  US$1,000,000  from  the  sale  of  its  securities  subsequent  to  the  Closing  Date  and  by

December 1,  2014,  the  Lien  against Vendor’s interest in the Permits  will  remain in  place  in favor of CR Innovations AG until such time as the Convertible Note is satisfied in full.

Closing and Definitive Agreements

5.

The  parties  will  use  their  reasonable  best  efforts  to  ensure  that  the  delivery  by  Vendor  of registrable  transfer  forms  for  the  two  exploration  permits  and  the  application  for  an  exploration permit  included  in  the  Assets  and  the  delivery  by  Purchaser  of  the  Providence  Resources  Shares

(the “Closing”) occurs on or before April 30, 2014, or on such other date as the parties may agree,

to be held at such place and time as the parties may agree.

6.

The  parties  agree  to  instruct  their  attorneys  to  co-operate  and  complete  comprehensive  and

definitive   agreements   for   the   Sale.   The   definitive   agreements   will   contain   terms   and

representations   customary   for   agreements   governing   the   purchase   and   sale   of   petroleum

exploration  permits  in  Australia,  as  prepared  by commercial  legal  counsel  of  good  reputation.  In the  event  that  any  matter  cannot  be  resolved  or  agreed,  the  terms  of  this  Agreement  will  govern respecting that matter.

7.

The  Vendor  acknowledges  that  the  Purchaser  will  be  required  within  four  days  of  executing  this

Agreement  to  file  a  comprehensive  8-K  entry  into  a  material  agreement  report.  The  Vendor  will fully cooperate  to  provide  to  the  Purchaser  on  a  timely basis  such  information  as  Purchaser  or  its attorneys or auditors consider necessary for preparation of the 8-K.

8.

Vendor  and  Purchaser  agree  to  include  in  a  definitive  agreement  for  the  Sale  a  term   pursuant  to

which Purchaser will agree to issue additional common shares to Vendor in an amount  up to 50%

of  the  number  of  shares  that  are  to  be  issued  to  Vendor  at  Closing,  if  Purchaser  enters  into  a definitive  agreement  before  December  31,  2014,  with  another  company  that  allows  that  other company  to  acquire  an  interest  in  one  or  both  of  the  exploration  permits  included  in  the  Assets,

whether  by  performing  work,  paying  money,  giving  other  things  of  value,  or  some  combination

thereof.    Illustrative  examples  of  the  number  of  additional  shares  that  would  be  issued  under various scenarios are set forth in Schedule C to this Agreement.

Due Diligence

9.

The  Purchaser  and  the  Vendor  will  each  have  the  right  to  conduct  due  diligence  on  the  other  in

connection  with  the  transactions  contemplated  hereunder.   Each  of  the  Purchaser  and  the  Vendor

and  their  respective  accountants,  legal  counsel  and  other  representatives  will  have  full  access

during   normal   business   hours   to   the   management,   properties,   books,   records,   contracts,

commitments  and  other  documents  of  the  other  and  their  subsidiaries  in  connection  with  the transactions contemplated herein.

Closing Conditions

10.

This Agreement and the Closing hereof is subject to the following:

(a)

the  representations  of  the  Vendor  respecting  the  Assets  as  delivered  to  the  Purchaser being  true  in  all  material  respects,  free  and  clear  of  all  encumbrances  (other  than  the security of the Bridge Loans and the terms of the Joint Venture and Operating Agreement

[the “Sweetpea Joint Venture Agreement”] dated September 16, 2011, between Sweetpea

Petroleum  Pty  Limited  [“Sweetpea”]  and  Vendor;  the  Supplementary  Agreement  dated

June  2011,  between  Sweetpea  and  Vendor;  Exploration  Agreement  dated  July  18,  2012,

between   Sweetpea   and  Northern  Land   Council;   and  the  Deed  of  Assignment   dated

October 5, 2012, among Northern Land Council, Sweetpea and Vendor);

(b)

if  required,  the  passing  of  resolutions  by the  members  of  the  Vendor  approving  the  Sale,

such  approval  to  be   obtained   in  accordance  with   part   2E  of  the  Corporations   Act,

Australia.    Bruner  holds  approximately  60%  of  the  Vendor’s  outstanding  shares  and agrees  to  vote  his  shares  in  favor  of  the  Sale  and  to  recommend  and  encourage  all  other of the Vendor’s shareholders to do the same;

(c)

the  passing  of  a  resolution  of  the  Purchaser’s  board  of  directors  appointing  Marc  Bruner

to   the   Purchaser’s   board   of   directors   joining   Markus   Müller   and   Nora   Coccaro   as

directors   thereof   and   accepting   the   resignation   of   Christian   Russenberger   from   the

Purchaser’s board of directors,  to be effective at Closing;

(d)

the  agreement  of  Vendor  and  CR  Innovations  AG  to  vote  their  Purchaser  shares  in  a manner  that  will  leave  the  board  of  directors  of  Purchaser  as  set  forth  in  the  preceding subparagraph (c) until Purchaser has raised at least US$1,000,000 through sales of newly-

issued common stock, repaid Bridge Loan 1, and satisfied the Convertible Note in full;

(e)

the Bridge Loans having been advanced to Vendor;

(f)

the   Northern   Territory   government   having   allowed   the   first   year   work   program

expenditures  on  the  two  Permits  to  be  applied  in  satisfaction  of  both  the  first  and  second year work requirements;

(g)

Vendor  not  being  in  material  default  under  the  Joint  Venture  and  Operating  Agreement dated September 16, 2011, with Sweetpea Petroleum Pty Limited; and

(h)

all  representations  and  warranties  contained  herein  and  to  be  contained  in  the  definitive agreements described above  shall be true and correct at the date  of Closing in all material respects.

The  conditions  in  item  10(a)  and  (f)  are  for  the  benefit  of  the  Purchaser  and  may  be  waived  by  the

Purchaser at any time.  The conditions in all other items are also for the benefit of the Vendor, and may be waived only upon the agreement of both Vendor and Purchaser.

Representations of the Purchaser

11.

The Purchaser represents and warrants to the Vendor that:

(a)

the  authorized  capital  of the  Purchaser  consists  of 25,000,000  preferred  shares  with  a  par

value   of   US$0.0001   per   share,   of   which   there   currently   are   no   shares   issued   and

outstanding,  and  250,000,000  common  shares  with  a  par  value  of  US$0.0001  per  share,

of which  there  currently are  34,598,596 shares issued  and  outstanding,  that the  Purchaser intends  to  settle  approximately  US$17,837,289  in  outstanding  debt  for  common  stock issued  at  US$.12  per  share  prior  to  Closing  Date  of  the  Sale;  and  that  the  Purchaser intends  either  to  adjust  the  number  of  its  outstanding  common  shares  by  reverse  split  or to  increase  the  number  of  authorized  shares  so  that  the  transactions  contemplated  hereby may be done;

(b)

at  the  Closing  Date,  there  will  be  no  other  rights,  or  warrants  outstanding  pursuant  to which  any  shares  of  the  Purchaser  may  be  issued  and  no  other  securities  issued  and outstanding  or  issuable  which  are  or  may  be  convertible  or  converted  into  shares  of  the

Purchaser,   except   350,000   options   and   those   securities      contemplated   under   this

Agreement;

(c)

the Purchaser is duly incorporated under the laws of the State of Texas; and

(d)

all   of   the   Purchaser’s   continuous   disclosure   filings   with   the   Securities   Exchange

Commission  of  the  United  States  are  in  good  standing,  though  delinquent  as  of  the quarterly  periods  ended  June  30,  2013,  and  September  30,  2013,  and  are  complete  and accurate  and  other  than  as  contemplated  herein,  there  are  and  shall  at  Closing  be  no material  changes  in  the  Purchaser’s  business  and  affairs  from  that  which  is  disclosed  in the Purchaser’s continuous disclosure documents.

Representations of the Vendor

12.

Each of the Vendor and Bruner represents and warrants to the Purchaser that at the date hereof:

(a)

subject  to  required  governmental  and  other  approvals  as  may  be  required  by  law  or contract,  which  the  Vendor  will  use  its  best  efforts  to  obtain,  the  Vendor  has  the  full power  and authority to transfer  or  cause to  be transferred  the Assets to the  Purchaser  free and  clear  of  any  charges,  encumbrances,  liens  or  claims  (other  than  the  terms  of  all existing  agreements  with  Northern  Land  Council  and  with  Sweetpea  Petroleum  Pty

Limited);

(b)

the  Vendor  has  all  property  rights  and  interest  in  and  holds  all  interests  in  all  aspects  of

the  Assets,  free  and  clear  of  all  encumbrance  (other  than  the  terms   of  all  existing

agreements with Northern Land Council and with Sweetpea Petroleum Pty Limited); and

(c)

the  Vendor  is  not  in  default  under  the  Joint  Venture  and  Operating  Agreement  dated

September 16, 2011, between Sweetpea Petroleum Pty Limited and Vendor.

Covenants

13.

The Purchaser hereby covenants to the Vendor that the Purchaser shall conduct its business in the ordinary  and  normal  course  and  shall  not,  without  the  prior  written  consent  of  the  Vendor,  enter into  any  transaction  which  would  cause  any  of  its  representations  or  warranties  or  agreements

contained   in   this   Agreement   to   be   incorrect   or   to   constitute   a   breach   of   any  covenant   or

agreement of the Purchaser herein.

14.

The Vendor hereby covenants to the Purchaser as follows:

(a)

the  Vendor  shall  conduct  its  business  in  the  ordinary  and  normal  course  and  shall  not enter  into  any  transaction  which  would  cause  any  of  the  Vendor’  representations  or warranties  contained  in  this  Agreement  to  be  incorrect  or  constitute  a  breach  of  any covenant or agreement of the Vendor contained in this Agreement;

(b)

the  Vendor  shall  use  commercially  reasonable  efforts  to  cause  Sweetpea  Petroleum  Pty

Limited  to  waive  the  requirement  set  forth  in  clause  7.4(d)  of  the  Joint  Venture  and

Operating Agreement that Initial Work Program Expenses attributable to the third year of the  exploration  permits  included  in  the  Assets  be  deposited  into  an  escrow  account  180 days  after  August  28,  2013,  anniversary,  and  instead  to  require  that  such  amounts  be delivered by Paltar to the escrow account no later than December 31, 2014;

(c)

The  Vendor  shall  continue  to  use  its  best  efforts  after  Closing  to  cause  the  exploration permit application to be converted to an exploration permit;

(d)

the  Vendor  shall  not  take  any  action  which  would  result  in  any  material  adverse  change to  the  Vendor  or  to  sell,  transfer,  encumber  or  dispose  of  any  of  the  Assets  or  related entitlements, except as is permitted in writing by the Purchaser; and

(e)

the  Vendor  shall  not  transfer  any  of  the  Assets  to  any  other  party  except  in  accordance with the terms of this Agreement.

Binding Agreement

15.

Upon acceptance  of the terms of this Agreement  by all of the parties  hereto, this Agreement  shall be deemed to constitute and shall be a legally valid and binding agreement.

Confidentiality

16.

The  Vendor  acknowledges  that  the  Purchaser  is  a  public  company  and  has  an  obligation  to disclose  all  material  information  about  its  affairs.  The  Vendor  agrees  that  it  will  not  trade  in  the securities of the Purchaser while in possession of, will ensure its management do not so trade, nor will  the  Vendor  inform  others  of  (except  on  a  need  to  know  basis),  any  non-disclosed  material information about the Purchaser.

General

17.

Each  party  will  pay  its  own  legal  costs,  whether  or  not  the  transactions  contemplated  hereby  are completed.

18.

This  Agreement  shall  be  governed  and  interpreted  in  accordance  with  the  laws  of  the  State  of

Texas.

19.

This  Agreement  may  be  executed  in  counterparts  with  the  same  effect  as  if  each  of  the  parties

hereto   had   signed   the   same   document   and   all   counterparts   will   be   construed   together   and

constitute one and the same instrument.

20.

This  Agreement  will  inure  to  the  benefit  of  and  be  binding  upon  the  parties  hereto  and  their respective heirs, executors, personal representatives, successors and assigns.

21.

All  dollar  references  are  to  either  United  States  dollars  denominated  as  “US$”  or  Australian dollars denominated as “AUS$”.

22.

This   Agreement   represents   the   entire   agreement   between   the   parties   with   respect   to   the

transactions   contemplated  herein  and  supersedes   all   other   prior  agreements,  understandings,

negotiations   and   discussions,   if   any,   subject   to   the   execution   of   definitive   agreements   in

accordance with this Agreement.

If  the  foregoing  correctly  sets  out  the  terms  of  our  agreement,  please  execute  this  letter  in  the  space provided.

PROVIDENCE RESOURCES, INC.

By:  /s/ Christian Russenberger

Authorized Signatory

Agreed to and accepted,

PALTAR PETROLEUM LIMITED

By:  /s/ Marc Bruner

/s/ Marc Bruner

Authorized Signatory

Marc Bruner, individually

CR INNOVATIONS AG

By:  /s/ Christian Russenberger

Authorized Signatory

Exhibit 10

SCHEDULE A

THE ASSETS

EXPLORATION PERMITS:

As to which Vendor will deliver transfer instruments in respect of its 50% interest to Purchaser at

Closing:

Northern Territory EP 136 and EP 143

APPLICATION FOR EXPLORATION PERMITS

As to which Vendor will promise to deliver transfer instruments to Purchaser when and if exploration permits are issued to Vendor:

Northern Territory EP(A) 197

Exhibit 10

SCHEDULE B

USE OF BRIDGE LOAN PROCEEDS

Execution of Letter Agreement Bridge Loan

Northern Land Council

AUS$250,000

Third party creditors

80,000

December 31, 2013 Bridge Loan

Akea, Lowry, Timaddy Quarterly Interest

AUS$172,000

Third party creditors

28,000

March 31, 2013 Bridge Loan

Akea, Lowry, Timaddy Quarterly Interest

AUS$172,000

Third party creditors

28,000

Exhibit 10

SCHEDULE C

ADDITIONAL SHARE COMPUTATION UNDER PARAGRAPH 8

The Basic Formula

The basic formula for determining the number of additional shares to be delivered to Vendor if Purchaser enters into a farmout before December 31, 2014 is:

x * 0.5 * A

N   =     _______________________

20,000,000 * y *2,

where

N   is the number of additional shares of Purchaser’s common stock

x    is the farmee’s expenditures for work to performed to earn its interest under the farmout agreement and the cash to be paid by farmee to farmor, in both cases expressed in US dollars

A  is the number of common shares first issued to Vendor under the first sentence of paragraph 2

y   is the net acreage to be earned by the farmee divided by the gross acreage covered by all exploration permits (but not applications) in which farmee will be earning an interest.  For this purpose, the net acreage to be earned by farmee is the gross number of acres in which farmee would earn an interest, multiplied by the percentage interest which farmee would earn in those acres.  For example, if EP 136 were 100 acres and EP 143 were 150 acres, and if farmee could earn a 50% interest in EP 136 only, then y would equal (100 * .5) divided by100;

provided, however, that N may never exceed 50% of the number of shares that were issued to Vendor at the Closing,

Basic Example

If Vendor initially receives 183,242, 671 common shares under the first sentence of paragraph 2, and if

Sweetpea and Purchaser both enter into a single farmout with Oil Company covering both of EPs 136 and

143 (no permit then having been granted in respect of EP(A) 197), and if Oil Company drills a horizontal well at a cost of US$20 million in order to earn a 50% interest in EPs 136 and 143 (25% coming from

Sweetpea and 25% coming from Purchaser), then

20,000,000 * 0.5 * 183,242,671

91,621,336   =

___________________________________________

20,000,000 * 0.50 *2

Note

While the farmout agreement itself must be entered into by December 31, 2014, it may be amended or modified after December 31, 2014, and shares shall be issued to Vendor in accordance with the formula as information becomes available concerning earning expenditures and payments actually made by farmor under such agreement and any amendments thereto, even if those expenditures or payments are made after December 31, 2014.  Recognizing the inventiveness with which transactions in the nature of farmouts may be structured, the parties agree that the formula set forth above shall be liberally interpreted and adapted to accomplish the intended outcome among transactions that are substantially of equivalent economic effect.